AMENDED AND RESTATED
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------

                  THIS AMENDED AND RESTATED NON-QUALIFIED STOCK OPTION AGREEMENT, entered into as of the 19th day of May, 1997, between MICROFRAME, INC., a corporation organized and existing under the laws of the State of New Jersey (the "Corporation"), with its principal place of business at 21 Meridian Road, Edison, New Jersey 08820 and Stephen B. Gray (the "Optionee").

                  The Corporation, in accordance with the consent of the Compensation/Stock Option Committee (the "Committee") of the Board of Directors granted the Optionee a nonqualified stock option on September 25, 1996 , subject to the terms and conditions set forth in the non-qualified stock option agreement dated as of September 25, 1996. After additional consideration by the Committee, the Committee has determined and the Optionee has agreed that certain of the terms and conditions of such stock option should be amended. For ease of reference only, the non-qualified stock option agreement evidencing the grant of a non-qualified option for 400,000 shares of the Common Stock of the Corporation is hereby amended and restated in its entirety.

                              W I T N E S S E T H :
                               - - - - - - - - - -

         1. The Committee hereby grants as of September 25, 1996 to the Optionee a nonqualified stock option to purchase an aggregate of 400,000 shares of common stock, $.001 par value of the Corporation ("Common Stock") at an exercise price of $1.156 per share, being at least equal to the fair market value of such shares of Common Stock on the date thereof. Shares of Common Stock to be issued upon the exercise of this option may, at the election of the Corporation, be either authorized and unissued shares or shares previously issued and reacquired by the Corporation. This option shall not be treated as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") and shall not be considered an option issued under the Corporation's 1994 Stock Option Plan.

         2. This option shall be exercisable immediately as to 200,000 shares of Common Stock subject hereto, and as to an additional 100,000 shares of Common Stock on each of April 1, 1998 and April 1, 1999. In no event may this option be exercised after the Expiration Date.

         3. This option shall expire at the close of business on September 25, 2006 (the "Expiration Date").

         4. The right to purchase shares of Common Stock under this option shall be cumulative, so that if the full number of shares purchasable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter, but not after the expiration of the option. Notwithstanding any of the foregoing, in no event may a fraction of a share of Common Stock be purchased under this option.

         5. This option shall be exercised by the delivery by the Optionee (or his personal representative, as the case may be) of written notice to the Corporation at its principal office, presently located at 21 Meridian Road, Edison, New Jersey 08820, Attention: Compensation/Stock Option Committee, stating that the Optionee is exercising this non-qualified stock option, specifying the number of shares being purchased and accompanied by payment, in full of the aggregate purchase price therefor (a) in cash or by certified check,
(b) with previously acquired shares of Common Stock which have been held by the Optionee for at least six months having a Fair Market Value on the exercise date equal to the aggregate exercise price, or (c) a combination of the foregoing. For this purpose, the "Fair Market Value" of a share of Common Stock on any day shall mean (a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of the Common Stock on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), and (i) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of the Common Stock on such day on NASDAQ, or (ii) if such information is not available, the average between the highest bid and the lowest asked prices per share of Common Stock on such day on NASDAQ, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the average of the highest bid and lowest asked prices per share for the Common Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided that if clauses (a), (b) and (c) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of a share of Common Stock shall be determined by the Board of Directors of the Corporation by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

         6. Notwithstanding the foregoing, this option shall not be exercisable by the Optionee unless (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock to be received upon the exercise of this option shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon exercise. The Optionee hereby represents and warrants to the Corporation that, unless a Registration Statement is effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for his own account, for investment only and not with a view to the resale or distribution thereof. In any event, the Optionee shall notify the Corporation of any proposed resale of the shares of Common Stock issued to him upon exercise of this option. Any resale or distribution of such shares of Common Stock by him may be made only pursuant to
(i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall prior to any offer of sale or sale of such shares of Common Stock provide the Corporation with a favorable written opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this option.


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

Nothing herein shall be construed as requiring the Corporation to register shares subject to this option under the Securities Act.

         7. Notwithstanding anything herein to the contrary, if at any time the Corporation shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to this option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an option, or the issue of shares of Common Stock thereunder, this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation.

         8. Nothing herein shall confer upon the Optionee any right to continue as an employee of the Corporation, its parent or any of its subsidiaries or interfere in any way with any right of the Corporation, its parent or any subsidiary to terminate such relationship at any time for any reason without liability to the Corporation, its parent or subsidiaries. Neither the Optionee nor his legal representatives shall have any of the rights or privileges of a shareholder of the Corporation in respect of any of the shares issuable upon the exercise of this option, unless and until certificates representing such shares shall have been issued and delivered; provided, however, that until such certificates are issued, the Optionee shall be treated as owning any previously acquired shares of Common Stock used to exercise such option.

         9. The Corporation may withhold cash and/or shares of Common Stock in the amount, if any, necessary to satisfy its obligations to withhold taxes or other amounts by reason of the grant, exercise or disposition of the option or the shares of Common Stock underlying the option, or may require the Optionee to pay the Corporation such amount. The Optionee agrees to pay any such amount to the Corporation in cash upon demand.

         10. The Corporation may affix appropriate legends upon the certificates for shares and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (b) implement the provisions of any agreement between the Corporation and the Optionee with respect to such shares.

         11. The Optionee represents and agrees that he will comply with all applicable laws relating to the grant and exercise of this option and the disposition of the shares of Common Stock acquired upon exercise of this option, including without limitation, Federal and state securities and "blue sky" laws.

         12. This option is not transferable by the Optionee other than by will or the laws of descent and distribution and may be exercisable during the Optionee's lifetime only by him, or his legal representatives. Neither this option nor any of the rights and privileges conferred hereby shall be transferred, assigned, pledged (as collateral for a loan, or as security for the performance of an obligation, or for any other purpose), or hypothecated in any way (whether voluntarily, by operation of law or otherwise) or be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge (as collateral for a loan or as security for the performance of any obligation, or for any other purpose), hypothecation, execution, attachment or similar process shall be null and void and of no force or effect.

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

         13. In the event that, prior to the issuance by the Corporation of all the shares pursuant to this option, there shall be any change in the outstanding Common Stock of the Corporation by reason of a stock dividend, stock split, spin-off, stock combination, recapitalization, merger in which the Corporation is the surviving corporation or the like, the remaining number of shares still subject to this option and the exercise price therefor shall be proportionally adjusted by the Board of Directors of the Corporation to reflect such change. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to options, without payment therefor. The determination of the Board of Directors with respect thereto shall be conclusive and binding on the parties. Notwithstanding anything herein to the contrary, in the event of
(a) the liquidation or dissolution of the Corporation or (b) a merger in which the Corporation is not the surviving corporation or a consolidation involving the Corporation, this option shall terminate, unless other provision is made therefor in the transaction.

         14. The invalidity, unenforceability or illegality of any provision herein shall not affect the validity, enforceability or legality of any other provision.

         15. This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Corporation and to any heir, distributee, executor, administrator or legal representative entitled by law to the Optionee's rights hereunder. This Agreement may not be amended except in writing signed by the parties.

         16. Whenever notice is required to be given under the terms of this Agreement, such notice shall be in writing and shall be deemed delivered:

            (a) if to the Corporation, upon receipt by the Corporation, at the Corporation's address set forth above, Attention: Compensation/Stock Option Committee, or such other address as the Corporation may designate by notice to the Optionee, effective upon receipt of such notice by the Optionee.

            (b) if to the Optionee, as of the day it is personally delivered, or 5 days after mailing, by registered or certified mail, return receipt requested, postage prepaid, at the Optionee's address set forth above, or such other address as the Optionee may designate by notice to the Corporation, effective upon receipt of such notice by the Corporation.

         17. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflict of law provisions.

         18. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior agreements with respect thereto.

         19. The Corporation shall pay all issuance taxes with respect to the shares of Common Stock upon exercise of this option, as well as all expenses incurred by the Corporation in connection therewith.

         20. This option shall not be construed or interpreted with any presumption against the Corporation by reason of the Corporation causing this Agreement to be drafted.

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

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above set forth.

                                                MICROFRAME, INC.


                                                By:  / S /  Stephen Deixler
                                                  -------------------------
                                                  Name:   Stephen M. Deixler
                                                  Title:  Chairman of Board


                                                    / S / Stephen B. Gray
                                                  -------------------------
                                                          Stephen B. Gray


                                                Address:  37 Shy Creek Rd.
                                                          ---------------------
                                                          Pittstown, NJ  08867
                                                          ---------------------
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